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                                    BYLAWS

                                      OF

                        FRACTAL DESIGN CORPORATION

                         A CALIFORNIA CORPORATION

                                  ARTICLE I
                                   OFFICES

     SECTION 1.     PRINCIPAL EXECUTIVE OR BUSINESS OFFICES.

     The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside California and the Corporation has one (1) or more business offices in California, the Board shall fix and designate a principal business office in California.

     SECTION 2.     OTHER OFFICES.

     Branch or subordinate offices may be established at any time and at any place by the Board of Directors.

                                    ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     SECTION 1.     PLACE OF MEETINGS.

     Meetings of Shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of a designation by the Board, Shareholders' meetings shall be held at the Corporation's principal executive office.

     SECTION 2.     ANNUAL MEETING.

     The annual meeting of the Shareholders shall be held on the third Monday in March of each year at 10:00 a.m. If, however, this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, Directors shall be elected and any other proper business within the power of the Shareholders may be transacted.

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     SECTION 3.     SPECIAL MEETING.

     A special meeting of the Shareholders shall be held at such time and at such location as may be designated in the call therefore and may be called by the Board of Directors, by the Chairman of the Board, by the President or Vice-President, or by the Chief Financial Officer or by one (1) or more Shareholders holding shares that in the aggregate are entitled to cast ten percent (10%) or more of the votes at that meeting.

     If a special meeting is called by anyone other than the Board of Directors, the person or persons calling the meeting shall make a request in writing, delivered personally or sent by registered mail or telegraphic or other facsimile transmission, to the Chairman of the Board or the President, Vice-President, or Secretary, specifying the time and date of the meeting (which is not less than 35 nor more than 60 days after receipt of the request) and the general nature of the business proposed to be transacted. Within twenty (20) days after receipt, the Officer receiving the request shall cause notice to be given to the Shareholders entitled to vote, in accordance with Sections 4 and 5 of this Article II, stating that a meeting will be held at the time requested by the person(s) calling the meeting, and stating the general nature of the business proposed to be transacted. If notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of Shareholders called by action of the Board may be held.

     SECTION 4.     NOTICE OF SHAREHOLDERS' MEETINGS.

     Written notice of all annual and special meetings of Shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II, not fewer than ten (10) nor more than sixty (60) says before the date of the meeting. Shareholders entitled to notice shall be determined in accordance with
Section 11 of this Article II. The notice shall specify the place, date, and hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, an no other business may be transacted or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the Shareholders. If Directors are to be elected, the notice shall include the names of all nominees whom the Board intends, at the time of the notice, to present for election.

     The notice shall also state the general nature of any proposed action to be taken at the meeting to approve any of the following matters:

          (i) A transaction in which a Director has a financial interest, within the meaning of Section 310 of the California Corporations Code;

          (ii) An Amendment of the Articles of Incorporation under Section 902 of that Code;

          (iii)     A reorganization under Section 1201 of that Code;

          (iv) A voluntary dissolution under Section 1900 of that Code; or

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          (v)  A distribution in dissolution that requires approval of the outstanding shares under Section 2007 of that Code.

     SECTION 5.     MANNER OF GIVING NOTICE:  AFFIDAVIT OF NOTICE.

     Notice of any Shareholder's meeting shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Shareholder at the address appearing on the Corporation's books or given by the Shareholder to the Corporation for purposes of notice. If no address appears on the Corporation's books or has been given as specified above, notice shall be either (1) sent by first-class mail addressed to the Shareholder at the Corporation's principal executive office, or (2) published at least once in a newspaper of general circulation in the county where the Corporation's principal executive office is located. Notice is deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

     If any notice or report mailed to a Shareholder at the address appearing on the Corporation's books is returned marked to indicate that the United States Postal Service is unable to deliver the documents to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the Corporation holds the document available for the Shareholder on written demand at the Corporation's principal executive office for a period of one (1) year from the date the notice or report was given to all other Shareholders.

     An affidavit of the mailing, or other authorized means of giving notice or delivering a document, of any notice of Shareholders' meeting, report, or other document sent to Shareholders, may be executed by the Corporation's Secretary, Assistant Secretary, or Transfer Agent, and shall be filed and maintained in the Minute Book of the Corporation and shall be prima facie evidence of the giving of the notice or report.

     SECTION 6.     QUORUM.

     The presence in person or by proxy of the Holders of a majority of the shares entitled to vote at any meeting of the Shareholders shall constitute a quorum for the transaction of business. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     SECTION 7.     ADJOURNED MEETING; NOTICE.

     Any Shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

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     When any meeting of Shareholders, either annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each Shareholder of record entitled to vote at the adjourned meeting, in accordance with Sections 4 and 5 of this Article II. At any adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

     SECTION 8.     VOTING.

     The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with Section 11 of this Article II, subject to the provisions of Sections 702 through 704 of the Corporations Code of California (relating to voting shares held by a fiduciary, in the name of a Corporation, or in joint ownership). The Shareholders' vote may be by voice vote or by ballot, provided, however, that any election for Directors must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than the election of Directors, any Shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the Shareholder fails to specify the number of shares that the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's approving vote is with respect to all shares that the Shareholder is entitled to vote. If a quorum is present (or if a quorum has been present earlier at the meeting but some Shareholders have withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also constitute a majority of the number of shares required for a quorum, shall be the act of the Shareholders unless the vote of a greater number or voting by classes is required by law or by the Articles of Incorporation.

     At a Shareholders' meeting at which Directors are to be elected, no Shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which that Shareholder normally would be entitled to cast), unless the candidates' names have been placed in nomination before commencement of the voting and a Shareholder has given notice at the meeting, before the voting has begun, of the Shareholder's intention to cumulate votes. If any Shareholder has given such a notice, then all Shareholders entitled to vote may cumulate their votes for candidates in nomination, and may give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which that Shareholder's shares are normally entitled, or distribute the Shareholder's votes on the same principle among any or all of the candidates, as the Shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of Directors to be elected, shall be elected.

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     SECTION 9.     WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.

     The transaction of any meeting of Shareholders, either annual or special, however called and noticed and wherever held, shall be valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote who was not present in person or by proxy, whether before or after the meeting, signs a written waiver of notice or a consent to holding the meeting or an approval of the Minutes of the meeting. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of the Shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 601(f) of the California Corporations Code, the waiver of notice or consent is required to state the general nature of the action or proposed action. All waivers, consents, and approvals shall be filed with the Corporate Records or made a part of the Minutes of the meeting.

     Shareholder's attendance at a meeting also constitutes a waiver of notice of that meeting, unless the Shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened. In addition, attendance at a meeting does not constitute a waiver of any right to object to consideration of matters required by law to be included in the notice of the meeting which were not so included, if that objection is expressly made at the meeting.

     SECTION 10.    SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

     (a) Any action that could be taken at an annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the Holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted, subject to Paragraph (b) of this Section.

     (b) The election of a Director by the Shareholders by written consent to fill a vacancy (other than one created by removal) not filled by the Board of Directors requires the written consent of a majority of the outstanding shares entitled to vote. Any other election of Directors by written consent requires the unanimous written consent of all shares entitled to vote for the election of Directors.

     (c) All consents shall be filed with the Secretary of the Corporation and shall be maintained in the Corporate Records. Any Shareholder giving a written consent, or the Shareholder's Proxy holders, or a Transferee of the shares or a personal representative of the Shareholder or their respective Proxy holders, may revoke the consent by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

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     (d)  Unless the consents of all Shareholders entitled to vote have been solicited in writing, prompt notice shall be given of any corporate action approved by Shareholders without a meeting by less than unanimous consent, to those Shareholders entitled to vote who have not consented in writing. As to approvals required by California Corporations Code Section 310 (transactions in which a Director has a financial interest), Section 317 (indemnification of corporate agent), Section 1201 (corporate reorganization), and Section 2007 (certain distributions on dissolution), notice of the approval shall be given at least ten (10) days before the consummation of any action authorized by the approval. Notice shall be given in the manner specified in Sections 4 and 5 of this Article II.

     SECTION 11. RECORD DATE FOR SHAREHOLDER NOTICE OF MEETING, VOTING, AND GIVING CONSENT.

     (a) For purposes of determining the Shareholders entitled to receive notice of and vote at a Shareholders' meeting or give written consent to corporate action without a meeting, the Board may fix in advance a record date that is not more than sixty (60) nor less than ten (10) days before the date of a Shareholders' meeting, or not more than sixty (60) days before any other action.

     (b)  If no record date is fixed:

          (i) The record date for determining Shareholders entitled to receive notice of and vote at a Shareholders' meeting shall be the business day next preceding the day on which notice is given, or if notice is waived as provided in Section 9 of this Article II.

          (ii) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, if no prior action has been taken by the Board, shall be the day on which the first written consent is given.

          (iii) The record date for determining Shareholders for any other purpose shall be as set forth in Section 1 of Article IX of these Bylaws.

     (c) A determination of Shareholders of record entitled to receive notice of and vote at a Shareholders' meeting shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. However, the Board shall fix a new record date if the adjournment is to a date more than forty-five (45) days after the date set for the original meeting.

     (d) Only Shareholders of record on the Corporation's books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection (a) of this Section, notwithstanding any transfer of shares on the Corporation's books after the record date, except as otherwise required by law.


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     SECTION 12.    PROXIES.

     Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more Agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Shareholder or the Shareholder's attorney in fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting; or (ii) written notice of the death or incapacity of the Maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

     SECTION 13.    INSPECTORS OF ELECTION.

     Before any meeting of Shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any Shareholder or a Shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one (1) or more Shareholders or proxies, the Holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any Shareholder or a Shareholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots, or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

     SECTION 14.    ACTION WITHOUT A MEETING.

     Any action which may be taken at a meeting of Shareholders may be taken without a meeting by a writing executed by all the Shareholders entitled to vote, such writing shall be made a part of the permanent records of the Corporation.


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                                  ARTICLE III
                              BOARD OF DIRECTORS

     SECTION 1.     POWERS.

     Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the Shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     Without prejudice to these general powers, and subject to the same limitations, the Board of Directors shall have the power to:

          (a) Select and remove all Officers, Agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service.

          (b) Change the principal executive office or the principal business office in the State of California from one (1) location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency, or country; conduct business within or outside the State of California; and designate any place within or outside the State of California for the holding of any Shareholder's meeting or meetings, including annual meetings.

          (c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

          (d) Authorize the issuance of shares of stock of the Corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible or intangible property actually received.

          (e) Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

     SECTION 2.     NUMBER AND QUALIFICATION OF DIRECTORS.

     The number of authorized Directors shall be not less than five (5) nor more than seven (7); provided, however, that the exact number of authorized Directors shall be five (5) until changed, within the limits specified above, by a resolution amending this Section, duly adopted by the Shareholders as set forth in Article X, below. The maximum or minimum number of Directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted Amendment to the Articles of Incorporation or by an

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Amendment to this Bylaw duly approved as set forth in Article X, below. An
Amendment that would reduce the minimum number to less than five (5), however, cannot be adopted if the votes cast against its adoption at a Shareholders' meeting or the shares not consenting to an action by written consent are equal to more than one sixth (1/6) of the outstanding shares entitled to vote. No Amendment may change the stated maximum number of authorized Directors to a number greater than two (2) times the stated minimum number minus one (1).

     SECTION 3.     ELECTION AND TERM OF OFFICE OF DIRECTORS.

     Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

     SECTION 4.     TENURE OF OFFICE.

     Each Director shall hold office until the annual meeting of Shareholders following his election and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. A Director not re-elected at any meeting of Shareholders called for that purpose shall be deemed to have been removed from office.

     SECTION 5.     VACANCIES.

     A vacancy in the Board of Directors shall be deemed to exist (a) if a Director dies, resigns, or is removed by the Shareholders or an appropriate Court, as provided in Sections 303 and 304 of the California Corporations Code;
(b) if the Board of Directors declares vacant the office of a Director who has been convicted of a felony or declared of unsound mind by an Order of Court;
(c) if the authorized number of Directors is increased; or (d) if at any Shareholders' meeting at which one (1) or more Directors are elected the Shareholders fail to elect the full authorized number of Directors to be voted for at that meeting.

     Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later effective date. If the resignation is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

     Except for a vacancy caused by the removal of a Director, vacancies on the Board may be filled by a majority of the Directors then in office, whether or not they constitute a quorum, or by a sole remaining Director. A vacancy on the Board caused by the removal of a Director may be filled only by the Shareholders, except that a vacancy created when the Board declares the office

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of a Director vacant as provided in clause (b) of the first paragraph of this
Section of the Bylaws may be filled by the Board of Directors.

     The Shareholders may elect a Director at any time to fill a vacancy not filled by the Board of Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

     The term of office of a Director elected to fill a vacancy shall run until the next annual meeting of the Shareholders, and such a Director shall hold office until a successor is elected and qualified.

     SECTION 6.     PLACE OF MEETINGS; TELEPHONE MEETINGS.

     Regular meetings of the Board of Directors may be held at any place within or outside the State of California as designated from time to time by the Board. In the absence of a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the State of California designated in the notice of the meeting, or if the notice does not state a place, or it there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, provided that all Directors participating can hear one another.

     SECTION 7.     ANNUAL DIRECTORS' MEETING.

     Immediately after each annual Shareholders' meeting, the Board of Directors shall hold a regular meeting at the same place, or at any other place that has been designated by the Board of Directors, to consider matters of organization, election of Officers, and other business as desired. Notice of this meeting shall not be required unless some place other than the place of the annual Shareholders' meeting has been designated.

     SECTION 8.     OTHER REGULAR MEETINGS.

     Other regular meetings of the Board of Directors shall be held without call at times to be fixed by the Board of Directors from time to time. Such regular meetings may be held without notice.

     SECTION 9.     SPECIAL MEETINGS.

     Special meetings of the Board of Directors may be called for any purpose or purposes at any time by the Chairman of the Board, the President, any Vice-President, the Secretary, or any two (2) Directors.

     Special meetings shall be held on four (4) days written notice by mail or forty-eight (48) hours notice delivered personally or by telephone or telegraph. Oral notice given personally or by

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telephone may be transmitted either to the Director or to a person at the
Director's office who can reasonably be expected to communicate it promptly to the Director. Written notice, if used, shall be addressed to each Director at the address shown on the Corporation's records. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the Corporation.

     Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

     SECTION 10.    QUORUM.

     A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article III. Every act or decision done or made by a majority of the authorized number of Directors shall be regarded as the act of the Board of Directors, subject to the provisions of Corporations Code of California Section 310 (as to approval of contracts or transactions in which a Director has a direct or indirect material financial interest), Section 311 (as to appointment of committees), and Section 317(e) (as to indemnification of Directors). A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the authorized number of Directors.

     SECTION 11.    WAIVER OF NOTICE.

     Notice of a meeting, although otherwise required, need not be given to any Director who (a) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice, (b) signs an approval of the Minutes of the meeting, or (c) attends the meeting without protesting the lack of notice before or at the beginning of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. All waivers, consents, and approvals of the Minutes shall be filed with the Corporate Records or made a part of the Minutes of the meeting.

     SECTION 12.    ADJOURNMENT TO ANOTHER TIME OR PLACE.

     Whether or not a quorum is present, a majority of the Directors present may adjourn any meeting to another time or place.

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     SECTION 13.    NOTICE OF ADJOURNED MEETING.

     Notice of the time and place of resuming a meeting that has been adjourned need not be given unless the adjournment is for more than twenty-four (24) hours, in which case notice shall be given, before the time set for resuming the adjourned meeting, to the Directors who were not present at the time of the adjournment. Notice need not be given in any case to Directors who were present at the time of adjournment.

     SECTION 14.    ACTION WITHOUT A MEETING.

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to that action. Any action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. All written consents shall be filed with the Minutes of the proceedings of the Board of Directors.

     SECTION 15.    FEES AND COMPENSATION OF DIRECTORS.

     Directors and members of committees of the Board may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the Board of Directors. This section shall not be construed to preclude any Director from serving the Corporation in any other capacity, as an Officer, Agent, employee, or otherwise, and receiving compensation for those services.

                                   ARTICLE IV
                                   COMMITTEES

     SECTION 1.     EXECUTIVE AND OTHER COMMITTEES OF THE BOARD.

     The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate an executive committee or one (1) or more other committees, each consisting of two (2) or more Directors. The Board may designate one (1) or more Directors as alternate members of any committee, to replace any absent member at a committee meeting. The appointment of committee members or alternate members requires the vote of a majority of the authorized number of Directors. A committee may be granted any or all of the powers and authority of the Board of Directors establishing the committee, except with respect to:

          (a) Approving any action for which the California Corporations Code also requires the approval of the Shareholders or of the outstanding shares;

          (b) Filling vacancies on the Board of Directors or any committee of the Board;

          (c) Fixing Directors' compensation for serving on the Board or a committee of the Board;

          (d)  Adopting, amending, or repealing Bylaws;

          (e) Amending or repealing any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

          (f) Making distributions to Shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

          (g)  Appointing other committees of the Board or their members.

     SECTION 2.     MEETINGS AND ACTIONS OF COMMITTEES.

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, Bylaw provisions applicable to meetings and actions of the Board of Directors, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that (a) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; (b) special meetings of committees may also be called by resolution of the Board of Directors; and (c) notice of special meetings of committees shall also be given to all alternative members who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

                                   ARTICLE V
                                   OFFICERS

     SECTION 1.     OFFICERS.

     The Officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one (1) or more Vice-Presidents, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

     SECTION 2.     ELECTION OF OFFICERS.

     The Officers of the Corporation, except for subordinate Officers appointed in accordance with the provisions of Section 3 of this Article V, shall be chosen annually by the Board of Directors. An Officer need not be a Director or Shareholder of the Corporation.

     SECTION 3.     SUBORDINATE OFFICERS.

     The Board of Directors may appoint, and may empower the President to appoint other Officers as required by the business of the Corporation, whose duties shall be as provided in the Bylaws, or as determined from time to time by the Board of Directors or the President.

     SECTION 4.     REMOVAL AND RESIGNATION OF OFFICERS.

     Any Officer chosen by the Board of Directors may be removed at any time, with or without cause or notice, by the Board of Directors. Subordinate Officers appointed by persons other than the Board under Section 3 of this
Article V may be removed at any time, with or without cause or notice, by the Board of Directors or by the Officer by whom appointed. Officers may be employed for a specified term under a contract of employment if authorized by the Board of Directors; such Officers may be removed from office at any time under this Section, and shall have no claim against the Corporation or individual Officers or Board members because of the removal except any right to monetary compensation to which the Officer may be entitled under the contract of employment.

     Any Officer may resign at any time by giving written notice to the Corporation. Resignations shall take effect on the date of receipt of the notice, unless a later time is specified in the notice. Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation to monetary damages under any contract of employment to which the Officer is a party.

     SECTION 5.     VACANCIES IN OFFICES.

     A vacancy in any office resulting from an Officer's death, resignation, removal, disqualification, or from any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to that office.

     SECTION 6.     CHAIRMAN OF THE BOARD.

     The Board of Directors may elect a Chairman, who shall preside, if present, at Board meetings and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors. If there is not President, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the Corporation, and shall have the powers and duties as set forth in
Section 7 of this Article V.

     SECTION 7.     PRESIDENT.

     Except to the extent that the Bylaws or the Board of Directors assign specific powers and duties to the Chairman of the Board (if any), the President shall be the Corporation's General Manager and Chief Executive Officer and, subject to the control of the Board of Directors, shall have general supervision, direction, and control over the Corporation's business and its Officers. The managerial powers and duties of the President shall include, but are not limited to, all the general powers and duties of management usually vested in the office of President of a Corporation, and the President shall have other powers and duties as prescribed by the Board of Directors or the Bylaws. The President shall preside at all meetings of the Shareholders and, in the absence of the Chairman of the Board or if there is no Chairman of the Board, shall also preside at meetings of the Board of Directors.

     SECTION 8.     VICE-PRESIDENTS.

     If desired, one (1) or more Vice-Presidents may be chosen by the Board of Directors in accordance with the provisions for electing Officers set forth in
Section 2 of this Article V. In the absence or disability of the President, the President's duties and responsibilities shall be carried out by the highest ranking available Vice-President if Vice-Presidents are ranked, or if not, by a Vice-President designated by the Board of Directors. When so acting, a Vice-President shall have all the powers of and be subject to all the restrictions on the President. Vice-Presidents of the Corporation shall have such other powers and perform such other duties as prescribed from time to time by the Board of Directors, the Bylaws, or the President (or Chairman of the Board if there is no President).

     SECTION 9.     SECRETARY.

          (a) MINUTES. The Secretary shall be present at all Shareholders' meetings and all Board meetings and shall take the Minutes of the meeting. If the Secretary is unable to be present, the Secretary or the presiding Officer of the meeting shall designate another person to take the Minutes of the meeting.

          The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as designated by the Board of Directors, a book of minutes of all meetings and actions of the Shareholders, of the Board of Directors, and of committees of the Board. The minutes of each meeting shall state the time and place the meeting was held; whether it was regular or special; if special, how it was called or authorized; the names of Directors present at Board or committee meetings; the number of shares present or represented at Shareholders' meetings; and an accurate account of the proceedings.

          (b) RECORD OF SHAREHOLDERS. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of Shareholders. This record shall show the names of all Shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each Shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

          (c) NOTICE OF MEETINGS. The Secretary shall give notice, or cause notice to be given, of all Shareholders' meetings, Board meetings, and meetings of committees of the Board for which notice is required by statute or by the Bylaws. If the Secretary or other person authorized by the Secretary to give notice fails to act, notice of any meeting may be given by any other Officer of the Corporation.

          (d) OTHER DUTIES. The Secretary shall keep the seal of the Corporation, if any, in safe custody. The Secretary shall have such other powers and perform other duties as prescribed by the Board of Directors or by the Bylaws.

     SECTION 10.    CHIEF FINANCIAL OFFICER.

     The Chief Financial Officer shall keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director.

     The Chief Financial Officer shall (1) deposit corporate funds and other valuables in the Corporation's name and to its credit with depositories designated by the Board of Directors; (2) make disbursements of corporate funds as authorized by the Board; (3) render a statement of the Corporation's financial condition and an account of all transactions conducted as Chief Financial Officer whenever requested by the President or the Board of Directors;
(4) have other powers and perform other duties as prescribed by the Board of Directors or the Bylaws.

     Unless the Board of Directors has elected a separate Treasurer, the Chief Financial Officer shall be deemed to be the Treasurer for purposes of giving any reports or executing any certificates or other documents.

                                   ARTICLE VI
                   INDEMNIFICATION OF DIRECTORS, OFFICERS,
                          EMPLOYEES, AND OTHER AGENTS

     SECTION 1.     AGENTS, PROCEEDINGS, AND EXPENSES.

     For the purposes of this Article, "Agent" means any person who is or was a Director, Officer, employee, or other agent of this Corporation, or is or was serving at the request of this Corporation as a Director, Officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a Director, Officer, employee, or agent of a foreign or domestic corporation which was a Predecessor Corporation of this Corporation or of another enterprise at the request of such Predecessor Corporation; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" include, without limitation, attorney's fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this
Article VI.

     SECTION 2.     ACTION OTHER THAN BY THE CORPORATION.

     This Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an Agent of this Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of this Corporation or that the person had reasonable cause to believe that the person's conduct was not unlawful.

     SECTION 3.     ACTIONS BY THE CORPORATION.

     This Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent of this Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of this Corporation and its Shareholders. No indemnification shall be made under this Section 3:

          (a) With respect to any claim, issue, or matter as to which such person has been adjudged to be liable to this Corporation in the performance of such person's duty to this Corporation and its Shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

          (b) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or


          (c) Of expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

     SECTION 4.     SUCCESSFUL DEFENSE BY AGENT.

     To the extent that an Agent of this Corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this
Article VI or in defense of any claim, issue, or matter therein, the Agent shall be indemnified against expenses actually and reasonably incurred by the Agent in connection therewith.

     SECTION 5.     REQUIRED APPROVAL.

     Except as provided in Section 4 of this Article VI, any indemnification under this Article shall be made by this Corporation only if authorized in the specific case, upon a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in either Section 2 or 3 of this Article VI by one of the following:

          (a) A majority vote of all of the Directors who are not parties to such proceeding;

          (b) (i) The affirmative vote of a majority of the shares of this Corporation entitled to vote represented at a duly held meeting at which a quorum is present; or (ii) the written consent of Holders of a majority of the outstanding shares entitled to vote (for purposes of this subsection 5(b), the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon); or

          (c) The court in which the proceeding is or was pending, on application made by this Corporation or the Agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the Agent, attorney, or other person is opposed by this Corporation.

     SECTION 6.     ADVANCE OF EXPENSE.

     Expenses incurred in defending any proceeding may be advanced by this Corporation before the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Agent to repay the amount of the advance if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article.

     SECTION 7.     OTHER CONTRACTUAL RIGHTS.

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification maybe entitled under any Bylaw, agreement, vote of Shareholders or disinterested Directors, or otherwise, both as to action in any official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of the Corporation. The rights of indemnity hereunder shall continue as to a person who has ceased to be a Director, Officer, employee or Agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this Section shall affect any right to indemnification to which persons other than Agents may be entitled by contract or otherwise.

     SECTION 8.     LIMITATIONS.

     No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

          (a) That it would be inconsistent with a provision of the Articles, Bylaws, a resolution of the Shareholders, or any Agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     SECTION 9.     INSURANCE.

     If so decided by the Board of Directors, this Corporation may purchase and maintain insurance on behalf of any Agent of the Corporation insuring against any liability asserted against or incurred by the Agent in that capacity or arising out of the agent's status as such, whether or not this Corporation would have the power to indemnify the Agent against that liability under the provisions of this Article.

     SECTION 10.    FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN.

     This Article does not apply to any proceeding against any Trustee, Investment Manager, or other fiduciary of any employee benefit plan in that person's capacity as such, even though that person may also be an Agent of the Corporation. The Corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of, any such Trustee, Investment Manager, or other fiduciary of any benefit plan for any or all of the Directors, Officers and employees of the Corporation or any of its subsidiary or affiliated Corporations.

                                  ARTICLE VII
                               RECORDS AND REPORTS

     SECTION 1.     MAINTENANCE OF SHAREHOLDER RECORD AND INSPECTION BY
                    SHAREHOLDERS.

     The Corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, as determined by resolution of the Board of Directors, a record of the names and addresses of all Shareholders and the number and class of shares held by each Shareholder.

     A Shareholder or Shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation have the right to do either or both of the following:

          (a) inspect and copy the record of Shareholders' names and addresses and shareholdings during usual business hours, on five (5) days' prior written demand on the Corporation, or

          (b) obtain from the Corporation's transfer agent, on written demand and tender of the transfer agent's usual charges for this service, a list of the names and addresses of Shareholders who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent date for which a list has been compiled or as of a specified date later than the date of demand. This list shall be made available within five (5) days after (i) the date of demand, or (ii) the specified later date as of which the list is to be compiled. The record of Shareholders shall also be open to inspection on the written demand of any Shareholder or Holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the Holder's interests as a Shareholder or Holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of the Shareholder or Holder of a voting trust certificate making the demand.

     SECTION 2.     MAINTENANCE AND INSPECTION OF BYLAWS.

     The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in this state, the Secretary shall, upon the written request of any Shareholder, furnish to that Shareholder a copy of the Bylaws as amended to date.

     SECTION 3.     MAINTENANCE AND INSPECTION OF MINUTES AND ACCOUNTING
                    RECORDS.

     The minutes of proceedings of the Shareholders, Board of Directors, and committees of the Board, and the accounting books and records shall be kept at the principal executive office of the Corporation, or at such other place or places as designated by the Board of Directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection on the written demand of any Shareholder or Holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to the Holder's interests as a Shareholder or Holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of the Corporation.

     SECTION 4.     INSPECTION BY DIRECTORS.

     Every Director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary Corporations. This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     SECTION 5.     ANNUAL REPORT TO SHAREHOLDERS.

          (a)  Inasmuch as, and for as long as, there are fewer than one hundred
(100) Shareholders, the requirement of an annual report to Shareholders referred to in Section 1501 of the California Corporations Code is expressly waived. However, nothing in this Provision shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders, as the Board considers appropriate.

          (b) If at any time the number of Shareholders shall exceed one hundred (100), subsection (a) shall be deemed repealed, and the following provisions shall be substituted therefore:

          The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation. This report shall be sent at least fifteen (15) days (if third class mail is used, 35 days) before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified for giving notice to Shareholders in Sections 4 and 5 of Article II of these Bylaws. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and a statement of changes in financial position for the fiscal year prepared in accordance with generally accepted accounting principles applied on a consistent basis and accompanied by a report of independent accountants, or, if there is no such report, the certificate of an authorized Officer of the that the statements were prepared without audit from the Corporation's books and records.

     SECTION 6.     FINANCIAL STATEMENTS.

     The Corporation shall keep copies of all annual financial statements, quarterly or other periodic income statements, and accompanying balance sheets prepared by the Corporation on file in the Corporation's principal executive office for twelve (12) months; these documents shall be exhibited at all reasonable times, or copies provided, to any Shareholder on demand.

     If no annual report for the last fiscal year has been sent to Shareholders, on written request of any Shareholder made more than one hundred twenty (120) days after the close of the fiscal year the Corporation shall deliver or mail to the Shareholder, within thirty (30) days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

     A Shareholder or Shareholders holding five percent (5%) or more of the outstanding shares of any class of stock of the Corporation may request in writing an income statement for the most recent three-month, six-month, or nine-month period (ending more than thirty (30) days before the date of the request) of the current fiscal year, and a balance sheet of the Corporation as of the end of that period. If such documents are not already prepared, the Chief Financial Officer shall cause them to be prepared and shall deliver the documents personally or mail them to the requesting Shareholders within thirty (30) days after receipt of the request. A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included, unless the Corporation has sent the Shareholders an annual report for the last fiscal year.

     Quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report, if any, of independent accountants engaged by the Corporation or the certificate of an authorized Corporate Officer stating that the financial statements were prepared without audit from the Corporation's books and records.

     SECTION 7.     ANNUAL STATEMENT OF GENERAL INFORMATION.

          (a) Every year, during the calendar month in which the original Articles of Incorporation were filed with the California Secretary of State, or during the preceding five (5) calendar months, the Corporation shall file a statement with the Secretary of State on the prescribed form, setting forth the authorized number of Directors; the names and complete business or residence addresses of all incumbent Directors; the names and complete business or residence addresses of the Chief Executive Officer, the Secretary, and the Chief Financial Officer; the street address of the Corporation's principal executive office or principal business office in this state; a statement of the general type of business constituting the principal business activity of the Corporation; and a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.

          (b) Notwithstanding the provisions of Paragraph (a) of this Section, if there has been no change in the information contained in the Corporation's last annual statement on file in the Secretary of State's office, the Corporation may, in lieu of filing the annual statement described in Paragraph
(a) of this Section, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

                                 ARTICLE VIII
                                    SHARES

     SECTION 1.     CERTIFICATES.

     Certificates evidencing ownership of the shares of the Corporation shall be issued to those entitled to them by subscription, transfer, or otherwise. All certificates shall certify the number of shares and the class or series of shares represented by the certificate. All certificates shall be signed in the name of the Corporation by (1) either the Chairman of the Board of Directors, the

Vice-Chairman of the Board of Directors, the President, or any Vice-President, and (2) either the Chief Financial Officer, any Assistant Treasurer, the Secretary, or any Assistant Secretary. Any or all of the signatures on the certificate may be facsimile. If any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, the certificate may be issued by the Corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issue.

     Each certificate for shares shall bear such recitals as may be required by law. No fractional shares shall be issued. A full record of each certificate so issued shall be entered on the stub therefor. No certificate shall be issued for stock until the Corporation has been fully paid therefor, but subscribers shall have the right to vote stock subscribed for while not in default.

     SECTION 2.     TRANSFER.

     Except as provided in any agreement between the Shareholders, such certificates shall be transferable in person or by attorney, but no transfer of shares shall be entered upon the records of the Corporation until the previous certificate, if any, given for the same shall have been surrendered and canceled; provided, however, that the Board of Directors shall have power and authority to make such rules and regulations as they deem expedient from time to time concerning the issue, registration, or transfer of share certificates of this Corporation, and to take such action in specific cases as they deem proper concerning lost, destroyed, or mutilated certificates.

     SECTION 3.     LOST CERTIFICATES.

     Except as provided in this Section 3, no new certificates for shares shall be issued to replace old certificates unless the old certificate is surrendered to the Corporation for cancellation at the same time. If share certificates or certificates for any other security have been lost, stolen, or destroyed, the Board of Directors may authorize the issuance of replacement certificates on terms and conditions as required by the Board, which may include a requirement that the Owner give the Corporation a bond (or other adequate security) sufficient to indemnify the Corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of the old certificate or the issuance of the replacement certificate.

                                   ARTICLE IX
                          GENERAL CORPORATE MATTERS

     SECTION 1.     RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.

     For purposes of determining the Shareholders entitled to receive payment of dividends or other distributions or allotment of rights, or entitled to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of Shareholders' meetings and giving written consent of the Shareholders without a meeting), the Board of Directors may fix in advance a record date which shall be not more than sixty (60) nor less than ten (10) days before the date of the dividend payment, distribution, allotment, or other action. If a record date is so fixed, only Shareholders of record at the close of business on that date shall be entitled to receive the dividend, distribution, or allotment of rights, or to exercise the other rights, as the case maybe, notwithstanding any transfer of shares on the Corporation's books after the record date, except as otherwise provided by statute.

     If the Board of Directors does not so fix a record date in advance, the record date shall be at the close of business on the latter of (1) the day on which the Board of Directors adopts the applicable resolution or (2) the sixtieth (60th) day before the date of the dividend payment, distribution allotment other action.

     SECTION 2.     AUTHORIZED SIGNATORIES FOR CHECKS.

     All checks, drafts, other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person persons and in such manner authorized from time to time by resolution of the Board of Directors.

     SECTION 3.     EXECUTING CORPORATE CONTRACTS AND INSTRUMENTS.

     Except as otherwise provided in the Articles or in these Bylaws, the Board of Directors by resolution may authorize any Officer, Officers, Agent, or Agents to enter into any contract or to execute any instrument in the name of and on behalf of the Corporation. This authority may be general or its may be confined to one (1) or more specific matters. No Officer, Agent, employee, or other person purporting to act on behalf of the Corporation shall have any power or authority to bind the Corporation in any way, to pledge the Corporation's credit, or to render the Corporation liable for any purpose or in any amount, unless that person was acting with authority duly granted by the Board of Directors as provided in these Bylaws, or unless an unauthorized act was later ratified by the Corporation.

     SECTION 4.     CORPORATE SEAL.

     The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word "California."

     SECTION 5.     SHARES OF OTHER CORPORATIONS:  HOW VOTED.

     Shares of other Corporations standing in the name of this Corporation shall be voted by one (1) of the following persons, listed in order of preference:

     (1) Chairman of the Board; (2) President; and (3) other person designated by the President.

     The authority to vote shares granted by this Section includes the authority to execute a proxy in the name of the Corporation for purposes of voting the shares.

     SECTION 6.     REIMBURSEMENT OF CORPORATION IF PAYMENT NOT TAX DEDUCTIBLE.

     If all or part of the compensation, including expenses, paid by the Corporation to a Director, Officer, Agent, or employee is finally determined not to be allowable to the Corporation as a federal or state income tax deduction, the Director, Officer, Agent, or employee to whom the payment was made shall repay to the Corporation the amount disallowed. The Board of Directors shall enforce repayment of each such amount disallowed by the taxing authorities.

     SECTION 7.     CONSTRUCTION AND DEFINITIONS.

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in Sections 100 through 195 of the California Corporations Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a Corporation and a natural person.

                                   ARTICLE X
                                   AMENDMENTS

     SECTION 1.     AMENDMENT BY SHAREHOLDERS.

     New Bylaws may be adopted or these Bylaws may be amended or repealed only by the vote or written consent of Holders of two thirds (2/3) of the outstanding shares entitled to vote; provided, however, that if these Bylaws contain an Article restricting transfers of stock of the Corporation, such Article may be amended or deleted only by unanimous vote or consent of all Shareholders. New Bylaws may not be adopted and these Bylaws may not be amended or repealed by the Board of Directors.

                              ADOPTION OF BYLAWS
                         ACTION OF INCORPORATOR TAKEN
                     WITHOUT A MEETING BY WRITTEN CONSENT

     The following action is taken by the Incorporator of FRACTAL DESIGN CORPORATION, a California Corporation, by written consent, without a Meeting, on April 22, 1991, under Section 210 of the California Corporations Code.

     The following resolution approving a form of Bylaws for the government of this Corporation is adopted:

     RESOLVED that the Bylaws presented to the Incorporator be adopted as the Bylaws of this Corporation, and that a copy of those Bylaws shall be inserted in the Minute Book of this Corporation.

     The following resolution electing the Directors of the Corporation is adopted:

     RESOLVED that the following persons are elected as Directors of this Corporation for the ensuing fiscal year and until their successors have been elected and qualified:

                                       Mark Zimmer
                                       Thomas Hedges
                                       Lee J. Lorenzen
                                       Stephen R. Thomas
                                       Stephen E. Manousos

     The undersigned, the Incorporator of this Corporation, consents to the foregoing action and hereby resigns as Incorporator.

Dated:  April 22, 1991

                                     /s/ THOMAS E. MALLETT
                              ---------------------------------------
                              Thomas E. Mallett, Incorporator

                          FRACTAL DESIGN CORPORATION
                      CERTIFICATE OF ADOPTION OF BYLAWS


CERTIFICATE BY SECRETARY.

I DO HEREBY CERTIFY AS FOLLOWS:

     That I am the duly elected, qualified and acting Secretary of the above-named Corporation, that the foregoing Bylaws were adopted as the Bylaws of said Corporation on the 22nd day of April, 1991, by Thomas E. Mallett, the person appointed in the Articles of Incorporation to act as Incorporator.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal this 22ND day of April, 1991.

                                              /s/ STEPHEN THOMAS
                                       -----------------------------------
                                       Stephen Thomas, Secretary

                           CERTIFICATE OF AMENDMENT

                                TO THE BY-LAWS

                                      OF

                          FRACTAL DESIGN CORPORATION


     The undersigned, being the duly acting and appointed Secretary of Fractal Design Corporation, a California corporation, hereby certifies that the Board of Directors and a majority of the holders of the outstanding stock of this corporation amended Article III, Section 3.2 of the Bylaws of this corporation to read as follows, effective as of the date set forth below:

     "NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors of the Corporation shall be not less than five (5) nor more than seven
     (7). The exact number of directors shall be six (6) until changed, within the limits specified above, by a bylaw amending this Section 2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two
     (2) times the stated minimum number of directors minus one (1)."


Dated:  January 26, 1994

                                             /s/ CRAIG W. JOHNSON
                                       ----------------------------------
                                       Craig W. Johnson, Secretary

                           CERTIFICATE OF AMENDMENT

                                TO THE BY-LAWS

                                      OF

                          FRACTAL DESIGN CORPORATION


The undersigned, being the duly acting and appointed Secretary of Fractal Design Corporation, a California corporation, hereby certifies that the Board of Directors and a majority of the holders of the outstanding stock of this corporation amended Article III, Section 3.2 of the Bylaws of this corporation to read as follows, effective as of the date set forth below:

     "NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors of the Corporation shall be not less than five (5) nor more than seven
     (7). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this Section 2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two
     (2) times the stated minimum number of directors minus one (1)".


Dated:  September 9, 1994

                                             /s/ CRAIG W. JOHNSON
                                       ---------------------------------
                                       Craig W. Johnson, Secretary

                           CERTIFICATE OF AMENDMENT

                                 TO THE BY-LAWS

                                       OF

                          FRACTAL DESIGN CORPORATION


     The undersigned, being the duly acting and appointed Secretary of Fractal Design Corporation, a California corporation, hereby certifies that the Board of Directors amended Article III, Section 3.2 of the Bylaws of this corporation to read as follows, effective as of the date set forth below:

     "NUMBER AND QUALIFICATION OF DIRECTORS.   The number of directors of
     the Corporation shall be not less than six (6) nor more than eleven
     (11). The exact number of directors shall be ten (10) until changed, within the limits specified above, by a bylaw amending this Section 2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two
     (2) times the stated minimum number of directors minus one (1)."



Dated:  May 24, 1996
                                            /s/ CRAIG W. JOHNSON
                                   ------------------------------------
                                   Craig W. Johnson, Secretary